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                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
Lasertechnics, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our reports dated March 8, 1996, except as to the last paragraph of note 12 and note 19 which are as of March 15, 1996, on the consolidated financial statements and consolidated financial statement schedule, contain explanatory paragraphs that state that the Company's recurring losses from operations and resulting continued dependence upon access to additional external financing together with the default on a capital lease obligation raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements and consolidated financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.



                              KPMG PEAT MARWICK LLP



Albuquerque, New Mexico
October 17, 1996